Exhibit 23

                      [Letterhead of Price Waterhouse LLP]

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-99974) of Risk Capital Holdings, Inc. of our report dated January 30, 1998 appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, also dated January 30, 1998, which appears on page S-1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Price Waterhouse LLP

New York, New York
March 25, 1998

                      [Letterhead of Price Waterhouse LLP]

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (Registration No. 33-34499) of Risk Capital Holdings, Inc. of our report dated January 30, 1998 appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, also dated January 30, 1998, which appears on page S-1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

New York, New York
March 25, 1998